CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Frances M. Guggino, Chief Financial Officer of Salomon Brothers Series Funds Inc- Salomon Brothers Institutional Money Market Fund (the “Registrant”), each certify to the best of his knowledge that:

     1.        The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2005 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2.        The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Salomon Brothers Series Funds Inc-	Salomon Brothers Series Funds Inc-
Salomon Brothers Institutional	Salomon Brothers Institutional
Money Market Fund	Money Market Fund

/s/ R. Jay Gerken	/s/ Frances M. Guggino

R. Jay Gerken Date: September 2, 2005	Frances M. Guggino Date: September 2, 2005

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.